UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 24, 2005

SBS Technologies, Inc.

(Exact name of registrant as specified in charter)

New Mexico (State or other jurisdiction of incorporation)	1-10981 (Commission File Number)	85-0359415 (I.R.S. Employer Identification No.)

2400 Louisiana Blvd., NE AFC Bldg. 5-600

Albuquerque, New Mexico 87110

(Address of principal executive offices) (Zip code)

(505) 875-0600

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 18, 2005, SBS Technologies, Inc., as tenant, and West Street Associates, LP, as landlord, entered into a lease agreement between the parties for approximately 16,965 square feet, being a portion of the first floor and all of the second floor of the building located at 603 West Street in Mansfield, Massachusetts for office, research testing, development, labaratory and warehouse use. The initial term of the lease is for approximately 62 months from the lease commencement date which shall be upon substantial completion of the landlord's work as set forth in the lease agreement or June 1, 2005, whichever is later. SBS has a right to extend the term of the lease for one five-year term at 95% of the fair market rental value. The lease agreement is filed as Exhibit 10.cm to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, "Entry into a Material Definitive Agreement," is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
10.cm	Lease agreement between SBS Technologies, Inc. and West Street Associates, LP dated March 18, 2005.
* Provided in PDF format as a courtesy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBS TECHNOLOGIES, INC.

	By:	/S/ James E. Dixon Jr.
James E. Dixon, Jr.
Executive Vice President, Chief Financial Officer, and Treasurer

Dated: March 24, 2005

EXHIBIT INDEX
Exhibit Number	Description

10.cm *	Lease agreement between SBS Technologies, Inc. and West Street Associates, LP dated March 18, 2005

* Also provided in PDF format as a courtesy